EXHIBIT 23.2

                        CONSENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM

We consent to the use of this Amendment No. 1 on Registration Statement of NS8 Corporation on Form SB-2 (No. 333-116728) of our report dated March 19, 2004 (which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the caption "Experts" in such prospectus.

By:  /s/  Singer  Lewak  Greenbaum  &  Goldstein  LLP
     ------------------------------------------------
Singer  Lewak  Greenbaum  &  Goldstein  LLP
Los  Angeles,  CA
October 25,  2004


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